Exhibit 32.2
Certification of Chief Financial Officer
pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Stephen Park, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of MarketWise, Inc. for the fiscal quarter ended March 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MarketWise, Inc.

MarketWise, Inc.

Date: May 11, 2023	By:	/s/ Stephen Park
	Name:	Stephen Park
	Title:	Interim Chief Financial Officer